As filed with the U.S. Securities and Exchange Commission on May 14, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Pulmonx Corporation
(Exact name of Registrant as specified in its charter)

Delaware	77-0424412
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
700 Chesapeake Drive
Redwood City, California 94063
1-650-364-0400
(Address of principal executive offices) (Zip code)
Pulmonx Corporation 2020 Equity Incentive Plan
Pulmonx Corporation 2020 Employee Stock Purchase Plan
(Full titles of the plans)
Glendon E. French
Chief Executive Officer
Pulmonx Corporation
700 Chesapeake Drive
Redwood City, California 94063
1-650-364-0400
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Mark B. Weeks Seth J. Gottlieb Sepideh Mousakhani Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Derrick Sung, Ph.D. Chief Financial Officer Pulmonx Corporation 700 Chesapeake Drive Redwood City, California 94063 (650) 364-0400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
– 2020 Equity Incentive Plan	1,427,750 (2)	$37.65 (4)	$53,754,787.50	$5,864.65
– 2020 Employee Stock Purchase Plan	356,937 (3)	$32.01 (5)	$11,425,553.37	$1,246.53
Total	1,784,687		$65,180,340.87	$7,111.18

(1)Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.
(2)Represents an automatic annual increase of 1,427,750 shares to the number of shares of the Registrant’s of Common Stock reserved for issuance under, and which annual increase is provided for in, the 2020 Equity Incentive Plan (the "2020 Plan").
(3)Represents an automatic annual increase of 356,937 shares to the number of shares of the Registrant’s of Common Stock reserved for issuance under, and which annual increase is provided for in, the 2020 Employee Stock Purchase Plan (the "2020 ESPP").
(4)Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $37.65 per share of common stock, which represents the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Global Select Market on May 13, 2021.
(5)Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $37.65 which represents the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Global Select Market on May 13, 2021. Pursuant to the 2020 ESPP, which plan is incorporated by reference herein, the purchase price of the shares of common stock will be 85% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the last day of the offering period.

EXPLANATORY NOTE

Pulmonx Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (a) 1,427,750 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the 2020 Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s registration statement on Form S-8 filed on October 1, 2020 (File No. 333-249187) (the “Prior Registration Statement”), and (b) 356,937 shares of Common Stock issuable to eligible persons under the 2020 ESPP, which Common Stock is in addition to the shares of Common Stock registered on the Prior Registration Statement.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by Pulmonx Corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:
(a)the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 15, 2021 (File No. 001-39562)(including portions incorporated by reference to the Registrant’s proxy statement on Schedule 14A);
(b)the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 filed with the SEC on May 12, 2021 (File No. 001-39562);
(c)the Registrant’s Current Report on Form 8-K, filed with the SEC on March 24, 2021 (File No. 001-39562); and
(d)the description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on September 24, 2020 (File No. 001-39562) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39562	3.1	October 5, 2020

4.2	Amended and Restated Bylaws of the Registrant.	S-1/A	333-248635	3.4	September 24, 2020

4.3	Form of common stock certificate of the Registrant.	S-1/A	333-248635	4.1	September 24, 2020

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of BDO USA, LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Pulmonx Corporation 2020 Equity Incentive Plan.	S-8	333-249187	99.5	October 1, 2020

99.2	Pulmonx Corporation 2020 Employee Stock Purchase Plan.	S-8	333-249187	99.8	October 1, 2020
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on May 14, 2021.

PULMONX CORPORATION

By:	/s/Glendon E. French
Name:	Glendon E. French
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glendon E. French and Derrick Sung, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Glendon E. French	President, Chief Executive Officer and Director	May 14, 2021
Glendon E. French	(Principal Executive Officer)

/s/Derrick Sung, Ph.D.	Chief Financial Officer	May 14, 2021
Derrick Sung, Ph.D.	(Principal Financial Officer and Principal Accounting Officer)

/s/Thomas W. Burns	Director	May 14, 2021
Thomas W. Burns

/s/Richard Ferrari	Director	May 14, 2021
Richard Ferrari

/s/Daniel Florin	Director	May 14, 2021
Daniel Florin

/s/Georgia Garinois-Melenikiotou	Director	May 14, 2021
Georgia Garinois-Melenikiotou

/s/Staffan Lindstrand	Director	May 14, 2021
Staffan Lindstrand

/s/Dana G. Mead, Jr.	Director	May 14, 2021
Dana G. Mead, Jr.